Exhibit 10.22

HMH

SENIOR EXECUTIVE CHANGE-IN-CONTROL SEVERANCE PLAN

Introduction

This HMH Senior Executive Change-in-Control Severance Plan (the “Plan”) sets forth the policy of the Company and each Subsidiary which employs an Eligible Executive (as defined in Article 1), with respect to Severance Payments (as defined in Article 5) payable to an Eligible Executive under the Plan (the Company and the Subsidiaries are collectively referred to as the “Company Group”). Certain capitalized terms used in the Plan have the meanings assigned to them in Article 12.

Article 1.	Who is Eligible for Participation in the Plan

a.

Eligible Executives. Those executives who are eligible to participate in, and receive Severance Payments under, the Plan (each, an “Eligible Executive”) are (i) the Chief Executive Officer of the Company, (ii) following an IPO, the Executive Officer direct reports to the Chief Executive Officer of the Company, and (iii) any other individuals selected by the Plan Administrator to participate in the Plan.

b.

Effect of Employment Agreement. You shall not be eligible to participate in the Plan if you are party to a written agreement with the Company that provides for severance payments to you upon, or following, the termination of your employment.

c.

Other Plans. If you are eligible to participate in the Plan, you shall not be eligible to participate in, or to receive any severance benefits under, any other severance plan, policy, practice, or arrangement maintained by the Company. If you become eligible to receive Severance Payments under the HMH Senior Executive Change-in-Control Severance Plan, you shall not be eligible to receive Severance Payments under the Plan.

Article 2.	How Do You Become Eligible for Severance Payments under the Plan

You will be eligible for Severance Payments if you are an Eligible Executive as of the date of a Change-in-Control and, within eighteen (18) months following the Change-in-Control:

a.	Termination Without Cause. Your employment is terminated by the Company Group without Cause (a “Termination Without Cause”); or

b.

Good Reason Termination. You terminate your employment with the Company Group for Good Reason by giving a notice of termination for Good Reason under the procedures set forth in this Article 2 (a “Good Reason Termination”).

(i)

You may elect to terminate your employment for Good Reason by giving written notice to the Company Group of the events constituting Good Reason within eighteen (18) months following a Change-in-Control. The notice of termination for Good Reason shall be effective thirty (30) days after it is provided by you if the Company Group shall fail to cure the events constituting Good Reason within such thirty (30) day notice period. In order to be effective, you must give the notice of a Good Reason Termination within sixty (60) days after the event(s) that constitute Good Reason first occur and within eighteen (18) months after a Change-in-Control.

(ii)	The Company Group may waive all or part of the thirty (30) day notice required to be given by you by giving written notice to you.

Article 3.	What Events Make You Ineligible for Severance Payments under the Plan

You shall not be entitled to receive Severance Payments under the Plan if any of the following disqualifying events occur:

a.	Death or Disability. Your employment terminates due to your death or Disability.

b.

Voluntary Termination. You terminate your employment with the Company Group for any reason, including without limitation retirement, other than for Good Reason (a “Voluntary Termination”). A Voluntary Termination includes, without limitation, a termination by you (i) after a failure by you to give a timely notice of termination for Good Reason, or (ii) after the Company Group timely cures the event(s) that are claimed to constitute Good Reason.

c.

Termination for Cause. Your employment with the Company Group is terminated for Cause (a “Termination for Cause”), effective upon the giving of written notice to you of such Termination for Cause, or effective upon another date as specified in such notice.

d.

Sale. You work for a division, subdivision, plant, location, or entity which is sold or otherwise transferred to an entity other than the Company Group in a transaction that does not constitute a Change-in-Control, regardless of whether the new owner offers continued or comparable employment to you.

e.

New Employer. You begin working for another employer (whether regular or temporary and whether full-time or part-time) in any capacity, including as a consultant or independent contractor, before the Date of Termination. You are required to immediately notify the Company Group in writing if you begin another job prior to the Date of Termination.

Article 4.	What Amounts Other than Severance Payments May be Payable to You

Regardless of whether you are eligible for Severance Payments under the Plan, you shall be entitled to receive (i) base salary, to the extent earned but unpaid as of the Date of Termination, (ii) vacation pay, to the extent accrued but unused as of the Date of Termination and (iii) any other compensation and/or benefits as may be due or payable following your Date of Termination in accordance with the terms and conditions of any other plans, policies, programs and/or arrangements of the Company Group, including without limitation, continuation health benefits under the federal law known as COBRA, and amounts payable or benefits provided under any equity-based compensation or tax-qualified savings plans of the Company Group (such amounts in (i), (ii) and (iii), collectively, the “Accrued Benefits”).

Article 5.	What Severance Payments Are Payable under the Plan

a.

Severance Payments. If you are eligible to receive Severance Payments under Article 2 above, you shall be entitled to the below severance payments (the “Severance Payments”). For the avoidance of doubt, the Severance Payments shall not include accrued vacation allowance or pension accruals.

(i)

A lump sum payment equal to 2.0 (2.5 for the Chief Executive Officer of the Company) multiplied by the sum of (i) your annual base salary on the Date of Termination (or, if higher, on the date of the Change-in-Control), and (ii) your target annual incentive bonus for the year in which the Date of Termination occurs (or, if higher, on the date of the Change-in-Control).

(ii)

A lump sum payment equal to your prorated target annual incentive bonus for the year in which the Date of Termination occurs or, if higher, on the date of the Change-in-Control (determined by multiplying the amount of such annual incentive bonus by a fraction, the numerator of which is the number of days you were employed by the Company Group during the year in which the Date of Termination occurs and the denominator of which is 365).

(iii)

A lump sum payment equal to the then premium cost of COBRA health continuation coverage for yourself and covered family members for eighteen (18) months based on the level of health coverage, if any, in effect on the Date of Termination.

b.	Death. If you die before receipt of all Severance Payments to which you are entitled, any payments due to you will be paid to your estate at the time they would have been payable to you.

c.

Separation Agreement and Release. The Company Group’s obligations to make Severance Payments to you are conditioned upon, and in consideration for, your timely execution (without revocation) of a separation agreement and a general release of all claims related to your employment and the termination of your employment substantially in the form attached as Exhibit A hereto (the “Separation Agreement and Release”). The Severance Payments shall be paid to you on the sixtieth (60th) day following the Date of Termination, but only if you have executed the Separation Agreement and Release within forty-five (45) days following the Date of Termination and the applicable revocation period has expired. If you should fail to execute the Separation Agreement and Release within forty-five (45) days following the Date of Termination or should you later revoke or violate the Separation Agreement and Release, the Company Group shall not have any obligation to make the Severance Payments, and you shall promptly repay the Company Group the gross amount of any Severance Payments made to you.

d.

Clawback. The Company Group’s payment of the Severance Payments is subject in all respect to your continued compliance with the obligations set forth in Annex 1 of the Separation Agreement and Release, and in the event of any breach of such obligations, you agree that upon written demand therefore, you shall promptly repay the Company Group the gross amount of any Severance Payments made to you.

e.

Accrued Benefits. In addition, as soon as practicable following the Date of Termination, the Company Group shall pay or provide you with the Accrued Benefits (which, for the avoidance of doubt, shall not be subject to your timely execution of the Separation Agreement and Release).

Article 6.	Income Taxes

Severance Payments are subject to all applicable federal, state, local and non-U.S. tax withholdings.

Article 7.	Section 409A of the Code

The provisions of the Plan are intended to be exempt from the requirements of Section 409A of the Code (“Section 409A”); provided, that any amounts that are subject to Section 409A will in all respects be administered in accordance therewith. Notwithstanding anything in the Plan to the contrary, distributions may only be made under the Plan upon an event and in a manner permitted by Section 409A or an applicable exemption. For purposes of Section 409A, the right to a series of installment payments under the Plan shall be treated as a right to a series of separate payments. In no event may you, directly or indirectly, designate the calendar year of a payment.

Article 8.	Excess Parachute Payments

In the event that the Company Group determines that any payment or distribution to you in connection with a Change-in-Control, whether paid or payable under the Plan or by reason of any other agreement, policy, plan, program or arrangement (the “Payments”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), and you would receive a greater net after-tax amount (taking into account all applicable taxes payable by you, including the Excise Tax) by applying the reduction contained in this Article 8, then the Severance

Payments to you under the Plan shall be reduced (but not below zero) to the maximum amount which may be paid without you becoming subject to the Excise Tax (such reduced payments are referred to as the “Payment Cap”). In the event that you are subject to the Payment Cap, the Company Group shall reduce payments to you under the Plan in reverse chronological order such that the last payments to be made to you will be reduced first until the Payment Cap is reached. The tax and benefit calculations contemplated by this paragraph shall be performed by a public accounting firm or other qualified independent tax counsel that is selected by the Company as of the date immediately prior to the Change-in-Control (the “Determining Party”) and reasonably acceptable to you. The Determining Party shall provide detailed supporting calculations both to the Company Group and you within fifteen (15) business days of the receipt of notice from the Company Group or you that there has been a Payment, or such earlier time as is requested by the Company Group (collectively, the “Determination”). In the event that the Determining Party is serving as accountant or auditor for the individual, entity or group effecting the Change-in-Control, an independent accounting firm selected by the Company Group may be appointed to make the determinations required hereunder (which accounting firm shall then be referred to as the Determining Party hereunder). All fees and expenses of the Determining Party shall be borne solely by the Company Group. The Determination by the Determining Party shall be final, binding and conclusive upon the Company Group and you.

Article 9.	Modification or Termination of Plan

The Company reserves the right, in its sole and absolute discretion, to amend, modify, or terminate the Plan, in whole or in part, including any or all of the provisions of the Plan, for any reason, at any time, by action of the Administrator. The Plan does not give an Eligible Executive any vested right to Severance Payments. If the Plan is amended or terminated, your rights to receive Severance Payments may be eliminated. No individual may become entitled to benefits or other rights under the Plan after the Plan is terminated. In the event that an amendment to the Plan to be effective on or after a Change-in-Control is adverse to you, or the Plan is terminated on or after a Change-in-Control, no such amendment or termination shall be effective before the second (2nd) anniversary of the Change-in-Control. In the event that a Change-in-Control occurs within twelve (12) months after the effective date of an amendment to the Plan that is in the aggregate materially adverse to you (taking into account any aspects of such amendments that are beneficial to you), or the Plan is terminated within twelve (12) months prior to a Change-in-Control, such amendment or termination shall not be effective.

Article 10.	Indemnification

If you shall obtain any money judgment relating to the Plan or otherwise prevail with respect to any litigation brought by you or the Company Group to enforce or interpret any provision contained herein, the Company Group, to the fullest extent permitted by applicable law, hereby agrees to indemnify you for your reasonable attorneys’ fees and disbursements incurred in such litigation and hereby agrees to pay in full all such fees and disbursements. Such payments shall be made within ten (10) business days after the delivery of your written request for the payment (on or following the date on which you obtain a money judgment relating to the Plan or otherwise prevail with respect to litigation brought by you to enforce or interpret any provision contained herein) accompanied by such evidence of such fees and expenses incurred as the Company Group may reasonably require. In any event, the Company Group shall pay you such legal fees and expenses by the last day of your taxable year following the taxable year in which you incurred such legal fees and expenses. The legal fees or expenses that are subject to reimbursement pursuant to this Article 10 shall not be limited as a result of when the fees or expenses are incurred. The amount of legal fees or expenses that are eligible for reimbursement pursuant to this Article 10 during a given taxable year of yours shall not affect the amount of expenses eligible for reimbursement in any other taxable year of yours. The right to reimbursement pursuant to this Article 10 is not subject to liquidation or exchange for another benefit.

Article 11.	Miscellaneous Provisions

(i)

The construction and administration of the Plan shall be in accordance with the laws of the state of Texas applicable to contracts made and to be performed within the state of Texas (without reference to its conflicts of law provisions).

(ii)

Nothing contained in the Plan shall be held or construed to create any liability upon the Company Group to retain any employee in its service or to change the employee-at-will status of any employee. All employees shall remain subject to the same terms and conditions of employment and discharge or discipline to the same extent as if the Plan had not been put into effect. An employee’s failure to qualify for, or receive, a Severance Payment under the Plan shall not establish any right to (A) continuation or reinstatement or (B) any benefits in lieu of Severance Payments.

(iii)

Severance Payments under the Plan are not intended to duplicate such (i) payments and benefits as may be provided to you under state, local, federal or non-US plant shut down, mass layoff or similar laws, such as the WARN Act or (ii) payments in the nature of severance or separation pay, termination allowances or indemnities, and/or pay or benefits in lieu of notice, pay and/or benefits for service during any notice period, or any similar type of payment or benefit under any non-US plan, program or policy, under any non-US contract or agreement or between a union, works council or other collective bargaining entity or employee representative and any member of the Company Group, or under applicable non-US laws or regulations. Should payments or benefits under such laws or other arrangements become payable to you, payments under the Plan will be offset or reduced (but not below zero) by all payments and benefits to which you are entitled under such other laws or arrangements, or alternatively, Severance Payments previously paid under the Plan will be treated as having been paid to satisfy such other benefit obligations to the extent permitted by applicable law. In either case, the Administrator, in its sole discretion, will determine how to apply this provision.

(iv)	At all times, payments under the Plan shall be made from the general assets of the Company Group.

(v)

Should any provisions of the Plan be deemed or held to be unlawful or invalid for any reason, the balance of the Plan shall remain in effect, unless it is amended or terminated as provided in the Plan.

(vi)

Except as required by law, the Severance Payments will not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause such payments to be so subjected will not be recognized.

(vii)	If any overpayment is made under the Plan for any reason, the Administrator will have the right to recover the overpayment.

(viii)	The Company shall cause the Plan to be assumed by a successor or acquirer of the Company, whether such succession or acquisition occurs by merger, asset sale or otherwise.

(ix)

Any notice or other written communication required or permitted pursuant to the terms of the Plan shall have been duly given (A) immediately when delivered by hand, (B) three days after being mailed by United States Mail, first class, postage prepaid (or such local equivalent thereof), addressed to the intended recipient at his, her or its last known address, (C) on the next business day after deposit with a courier or overnight delivery service post paid for next-day delivery and addressed in accordance with the last known address, or (D) immediately upon delivery by facsimile or email to the telephone number or email address provided by a party for the receipt of notice.

Article 12.	Definitions

“Administrator” shall mean:

•	prior to an IPO, the Board of Directors of HMH B.V.; or

•	following an IPO, the Compensation Committee of the Board of Directors of HMH Inc.

“Cause” shall mean that:

•

You have engaged in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of your duties; you breach your fiduciary duties to the Company Group; or your willful and continuous failure to carry out the lawful directions of the person(s) to whom you report;

•

You have engaged in conduct which is demonstrably and materially injurious to the Company Group, or that materially harms the reputation, good will, or business of the Company Group, including conduct that is scandalous, immoral or illegal;

•

You have been convicted of, or entered a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud;

•

You have been found liable in any Securities and Exchange Commission or other civil or criminal securities law action or any cease and desist order applicable to you is entered (regardless of whether or not you admit or deny liability);

•

You have used or disclosed, without authorization, confidential or proprietary information of the Company Group; you have breached any written or electronic agreement with the Company Group not to disclose any information pertaining to the Company Group or their customers, suppliers and businesses; or you have breached any agreement relating to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Company Group; or

•	You have materially breached any material provision of a Company Group policy applicable to you, whether currently in effect or adopted after the effective date of the Plan.

The Company Group must notify you of any event constituting “Cause” within ninety (90) days following the Company Group’s knowledge of its existence or such event shall not constitute Cause under the Plan.

“Change-in-Control” shall mean the occurrence of any of the following events:

•	the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;

•

the consummation of a Merger of the Company or an Affiliate with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent (50%) of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;

•

any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding Voting Securities;

•	a sale, transfer, lease or other disposition of all or substantially all of the Company’s Assets is consummated (an “Asset Sale”), unless:

•

the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company immediately prior to such Asset Sale own, directly or indirectly, fifty percent (50%) or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s Voting Securities immediately prior to such Asset Sale; or

•

the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

•	the stockholders of the Company approve a plan of complete liquidation and dissolution of the Company.

For purposes of this “Change in Control” definition:

“Affiliates” shall mean any entity which is a member of (i) the same controlled group of corporations, within the meaning of Section 414(b) of the Code, with the Company or (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company.

“Assets” shall mean assets of any kind owned by the Company, including securities of the Company’s direct and indirect Subsidiaries.

“Beneficial Owner” shall have the meaning ascribed to those terms in Rule 13d-3 of the General Rules and Regulations Under the Exchange Act.

“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

“Entity” shall mean any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.

“Incumbent Directors” shall mean

•	a member of the Board as of the date hereof, or

•	an individual

•	who becomes a member of the Board after the date hereof,

•

whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein), and

•	whose initial assumption of service on the Board is not in connection with an actual or threatened election contest, as determined in good faith by the Board.

“Merger” shall mean a merger, consolidation or similar transaction.

“Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (a) the Company or any of the Affiliates, (b) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or any of the Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Specified Owner” shall mean any of the following:

•	the Company;

•	an Affiliate;

•	Baker Hughes Company;

•	Akastor ASA;

•	an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate;

•

a Person to the extent the Person becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of the acquisition of securities directly from the Company and/or any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, the Company; or

•

a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of the Company’s outstanding immediately prior to such Merger.

“Voting Securities” shall mean the outstanding securities entitled to vote generally in the election of directors or other governing body.

Notwithstanding the foregoing, in no event shall an IPO, or any transactions implemented in connection with effectuating an IPO, constitute a “Change-in-Control” for purposes of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean:

•	prior to an IPO, HMH B.V; or

•	following an IPO, HMH Inc.

“Date of Termination” shall mean the date on which you incur a termination of employment or such other date on which you incur a “separation from service” determined under the provisions set forth in Section 1.409A-1(h) of the Treasury Regulations or any successor provisions. Pursuant to such provisions, you will be treated as no longer performing services for the Company Group when the level of services you perform for the Company Group decreases to a level equal to twenty percent (20%) or less of the average level of services performed by you during the immediately preceding thirty-six (36) months.

“Disability” shall be defined as set forth under the Company Group-sponsored Long-Term Disability Benefits Plan that covers you, as such plan shall be in effect from time to time. Any dispute concerning whether you are deemed to have suffered a Disability for purposes of the Plan shall be resolved in accordance with the dispute resolution procedures set forth in the Company Group-sponsored Long-Term Disability Benefits Plan in which you participate.

“Exchange” shall mean:

•	Oslo Børs (the Oslo Stock Exchange);

•

any regulated market as such term is understood in accordance with the Markets in Financial Instruments Directive 2014/65/EU (MiFID II) and Regulation (EU) No. 600/2014 on markets in financial instruments (MiFIR); or

•

the Nasdaq Stock Market (including the Nasdaq Global Select Market, the Nasdaq Global Market and the Nasdaq Capital Market), the New York Stock Exchange or any other national securities exchange under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor Act.

“Executive Officer” shall have the meaning ascribed to such term in the Exchange Act.

“Good Reason” shall mean the occurrence of any of the following events without your written consent:

•	A material reduction in (i) the rate of your annual base salary, (ii) the target level of your annual bonus, or (iii) the target grant value of your annual long-term incentive awards;

•	A material and adverse change in your title;

•	A material reduction in the nature or scope of your authorities, duties, responsibilities, or reporting relationships; or

•

The relocation of your principal place of employment to a location more than fifty (50) miles from your principal place of employment (unless such relocation does not increase your commute by more than twenty (20) miles), except for required travel on the Company Group’s business.

“HMH B.V.” shall mean HMH Holding B.V., a private limited liability company existing under the laws of The Netherlands.

“HMH Inc.” shall mean HMH Holding Inc., a Delaware corporation.

“IPO” shall mean an initial public offering or other transactions leading to the shares in HMH Inc. being listed on an Exchange.

“Subsidiary” shall mean an entity in which the Company owns, directly or indirectly, at least 50% of the equity or voting interests.

Article 13.	Effective Date of Plan

The Plan is effective as of November 19, 2025.

APPENDIX A: Terms Applicable to Participants Residing in Norway

Introduction

This Appendix A contains specific terms applicable to Eligible Executives residing in Norway.

Principles for interpretation

All terms not defined in this Appendix A shall have the same meaning as attributed to them in the Plan.

All references in the Plan to United States federal, state or local law or regulations on issues and areas where there are related Norwegian law and regulations which cannot be deviated from shall, to the extent relevant, be interpreted in line with the Norwegian law and regulations on those issues and areas.

All references to the “WEA” shall mean the Norwegian Working Environment Act.

In the event of any conflict between the terms of the Plan and those outlined in this Appendix A, the terms in this Appendix A shall prevail.

In the event that a provision of the Plan becomes subject to any invalidity or revision under Norwegian law, such provision shall to extent possible be modified or replaced with an alternative text so as to bring it in line with Norwegian law.

The following sections of the Plan shall be modified as set forth below:

Article 1.	Who is Eligible for Participation in the Plan

The first and second sentence of Article1.b. of the Plan shall be understood to include any severance payment or other benefit agreed in an Eligible Executive’s employment agreement.

Article 2.	How Do You Become Eligible for Severance Payments under the Plan

Article 2.b.(i) of the Plan shall be replaced in its entirety with the following wording:

You may elect to terminate your employment for Good Reason by giving written notice (the “Good Reason Notice”) to the Company Group of the events constituting Good Reason within eighteen (18) months after a Change-in-Control. If the Company Group fails to cure the events constituting Good Reason within thirty (30) days following receipt of the Good Reason notice, the date the Company Group received the Good Reason notice shall be deemed the date you provided the Company Group with notice to terminate your employment and your employment shall terminate at the end of the notice period stipulated in your individual employment agreement or in the WEA.

Article 4.	What Amounts Other than Severance Payments May be Payable to You

Article 4 of the Plan shall be replaced in its entirety with the following wording:

Regardless of whether you are eligible for Severance Payments under the Plan, you shall be entitled to receive (i) base salary, to the extent earned but unpaid as of the Date of Termination, (ii) vacation pay, to the extent accrued but unused as of the Date of Termination, (iii) settlement of pension assets as per applicable law and (iv) any other compensation and/or benefits as may be due or payable following the Date of Termination in accordance with the terms and conditions of any other plans, policies, programs and/or arrangements of the Company Group, your individual employment agreement, or other agreements between you and the Company Group, including without limitation, amounts payable or benefits provided under any equity-based compensation of the Company Group.

Article 5.	What Severance Payments Are Payable under the Plan

The Eligible Executives residing in Norway shall receive Severance Payments in accordance with the Article 5.a. of the Plan with the exception of payments pursuant to Article 5.a.(iii).

Article 6.	Income Taxes

Article 6 of the Plan shall be replaced in its entirety with the following wording:

Severance Payments under the Plan shall be subject to all applicable Norwegian and non-Norwegian tax withholdings.

Article 7.	Section 409A of the Code

Article 7 of the Plan shall apply to Eligible Executives residing in Norway only to the extent applicable.

Article 8.	Excess Parachute Payments

To the extent it is determined that the Eligible Executive is not subject to U.S. taxation, Article 8 of the Plan shall apply to Eligible Executives residing in Norway only to the extent applicable.

Article 11.	Miscellaneous Provisions

Article 11.(iii) of the Plan shall be understood to also include any possible payments or benefits provided under Norwegian law or Norwegian collective agreements (save for pension benefits).

Article 12.	Definitions

In Article 12 of the Plan, the term “Date of Termination” shall, in relation to all Eligible Executives residing in Norway, refer to the last day of the notice period whenever referenced in the Plan or in Appendix A. The length of the notice period is specified in the Eligible Executive’s individual employment agreement or in the WEA.

Separation Agreement and Release

The non-competition and the non-solicitations clauses in the “Separation Agreement and Release” are subject to the limitations stipulated in the WEA chapter 14 A. The Company Group shall comply with the procedural requirements set forth in WEA Chapter 14 A.

The non-competition clause in the “Separation Agreement and Release” shall not apply to the Eligible Executive if the Eligible Executive is dismissed by the Company Group, unless the dismissal is justified based on circumstances pertaining to the Eligible Executive which are sufficient to substantiate a termination under Norwegian Law. The same applies if the Company Group, owing to a breach of obligations in the employment relationship, has given the Eligible Executive reasonable grounds to terminate the employment.

In the event where the non-competition clause in the “Separation Agreement and Release” is invoked, the Eligible Executive is eligible for compensation in accordance with the WEA chapter 14 A. However, the Severance Payments under the Plan are considered to compensate for the non-compete clause. In the event that the Severance Payments during the Post-Employment Restrictive Period are less than the amount required by the WEA, the Company Group shall pay to the Eligible Executive an amount corresponding to the difference so that the total payments are not less than required by the WEA. In such case, the compensation will be limited to twelve (12) times the base amount under the Norwegian National Insurance.

The Eligible Executive shall not be eligible to receive any such compensation under the WEA if only the non-solicitation clause in the “Separation Agreement and Release” is enforced.

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

This SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is entered into by and between ____________ (“Employee”) and [HMH Holding B.V.] [HMH Holding Inc.] (the “Company”) as of _____________ ___, 202_.

WHEREAS, Employee’s employment with the Company Group was terminated effective as of _______ (the “Termination Date”);

WHEREAS, Employee is seeking Severance Payments under the HMH Senior Executive Change-in-Control Severance Plan (the “Plan”) that are conditioned on the effectiveness of this Separation Agreement and Release; and

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in considerations of the covenants and agreements hereinafter set forth, the parties agree as follows:

1.	Release.

(a) Employee, on behalf of Employee and Employee’s heirs, spouse, executors, administrators, successors and assigns, hereby voluntarily, unconditionally, irrevocably and absolutely releases and discharges the Company and its parents, and each of their respective subsidiaries and affiliates, and all of their respective past, present and future employees, officers, directors, agents, owners, shareholders, partners, representatives, members, attorneys, insurers and benefit plans (and all administrators and fiduciaries of any such benefit plans), and all of their respective predecessors, successors, heirs and assigns in their personal and representative capacities (collectively, the “Released Parties”), from liability for, and waives, any and all claims, demands, causes of action, suits, controversies, actions, crossclaims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, claims for costs and attorneys’ fees, losses or liabilities of any nature whatsoever in law or in equity, and any other liabilities, known or unknown, suspected or unsuspected, of any nature whatsoever (collectively, “Claims”) that Employee has or may have against the Released Parties: (i) arising from the beginning of time through the date upon which Employee executes this Agreement; (ii) arising out of, or relating to, Employee’s employment with any Released Parties; (iii) arising out of, or relating to, any agreement and/or any awards, policies, plans, programs or practices of the Released Parties that may apply to Employee or in which Employee may participate (or previously participated) and/or any rights under bonus plans or programs of Released Parties and/or any other short-term or long-term equity-based or cash-based incentive plans or programs of the Released Parties; (iv) arising out of, or relating to, the termination of Employee’s employment with any of the Released Parties; and/or (v) arising out of, or relating to, Employee’s status as an employee, member, officer or director of any of the Released Parties, including, but not limited to, any allegation, Claim or violation arising under any local, state or federal law, in each case, as amended (including, but not limited to, under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974, and [ the Texas Labor Code, including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act and amendments to those laws,]1 and any other federal, state or local laws, rules or regulations relating to employment, discrimination in employment, termination of employment, wages, benefits, and human rights; or under any public policy, contract or tort; or under common law; or for wrongful discharge, breach of contract, infliction of emotional distress or defamation; or for costs, fees or other expenses, including attorneys’ fees incurred in these matters. The identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES.

(b) Employee hereby agrees not to bring or cause to be brought any Claims against the Company Group or any of the Released Parties, and Employee represents and agrees that Employee has not, directly or indirectly, instituted, prosecuted, filed or processed any litigation, Claims or proceedings against the Company Group or any of the Released Parties, nor has Employee encouraged or assisted anyone to institute, prosecute, file or process any litigation, Claims or proceedings against the Company Group or any of the Released Parties. Employee represents that Employee has not made assignment or transfer of any right or Claim covered by this Agreement and is not aware of any such right or Claim.

(c) Employee understands that Employee may later discover claims or facts that may be different than, or in addition to, those which Employee now knows or believes to exist with regards to the subject matter of this Agreement, and which, if known at the time of executing this Agreement, may have materially affected this Agreement or Employee’s decision to enter into it. Employee hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts.

[1]	Form of Agreement subject to update based on state and local law applicable to Employee.

(d) The released claims set forth in Section 1(a) of this Agreement do not include any rights or Claims (i) for Accrued Benefits or Severance Payments under the Plan or otherwise to enforce Employee’s rights under the Plan, (ii) that may not be waived by private agreement under applicable law, (iii) any claims or rights to accrued and vested benefits, if any, under any health, disability, retirement, supplemental retirement, deferred compensation, equity compensation, life insurance or other employee benefit plan of the Released Parties in accordance with the terms of such plan, (iv) to indemnification rights and D&O insurance, as applicable, in accordance with applicable law and the Company Group’s governing documents, (v) to enforce the terms of this Agreement, (vi) under workers’ compensation and unemployment insurance laws, (vii) relating to the validity of this Agreement, and/or (viii) arising after the date Employee executes this Agreement. Nothing in this Agreement is intended to prohibit or restrict Employee’s right to file a charge with, or participate in a charge by, the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission or any other similar governmental agency (“Government Agency”) or cooperating with any such Government Agency; provided, however, that, to the extent permitted by applicable law, Employee hereby waives the right to recover any monetary damages or other relief against any Released Parties as a result of such Government Agency proceeding or subsequent legal actions; and provided, further, that nothing in this Agreement shall prohibit Employee from receiving any monetary award to which Employee becomes entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

2. Protected Activities. Employee and the Company acknowledge and agree that this Agreement shall not be construed or applied in a manner that limits or interferes with the Employee’s right, without notice to or authorization of the Company, to communicate and cooperate in good faith with a Government Agency for the purpose of: (i) reporting a possible violation of any United States federal, state or local law or regulation, (ii) participating in any investigation or proceeding that may be conducted or managed by any Government Agency, including by providing documents or other information, or (iii) filing a charge or complaint with a Government Agency. Additionally, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state or local government official or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, or (c) in court proceedings if Employee files a lawsuit for retaliation by an employer for reporting a suspected violation of law or to Employee’s attorney in such lawsuit, provided that Employee must file any document containing the trade secret under seal, and the Employee may not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, Employee shall not be authorized to make any disclosures as to which the Company may reasonably assert protections from disclosure under the attorney-client privilege or the attorney work product doctrine without prior written consent of an authorized representative designated by the Company, provided, however, that Employee may, without authorization from the Company, disclose information to a Government Agency to the extent permitted under applicable state attorney conduct rules or any other law or regulation permitting disclosure of such otherwise privileged communications.

3. Satisfaction of All Leaves and Payment Amounts. By executing this Agreement, Employee acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company Group or any other Released Party and, with the exception of Employee’s eligibility to receive the Accrued Benefits and Severance Payments under the Plan, Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed by the Company Group or any other Released Party, including, without limitation, all payments arising out of all incentive plans and other compensation or bonus arrangements. Effective as of the Termination Date, Employee is deemed to have automatically resigned from all positions that Employee held as a member of any board, officer, director or fiduciary of the Company Group or any of their respective affiliates (as applicable). Employee will take all actions reasonably requested by the Company to give effect to this provision.

4. Continuing Obligations. Employee hereby reaffirms any applicable obligations under any equity-based compensation plan of the Company Group and any award agreements granted thereunder, and under any other plan, agreement (including any restrictive covenant agreement), arrangement or policy in which Employee has entered into, or is currently bound, with the Company Group or any of their affiliates (including, without limitation, any post-employment obligations), all of which are hereby incorporated by reference, and agrees to comply at all times with such obligations.

5. Restrictive Covenants. Employee hereby agrees to be bound by the restrictive covenants and obligations set forth in Annex 1 attached hereto (collectively, the “Restrictive Covenants”). Employee agrees that the Company’s remedies at law for a breach or threatened breach of any Restrictive Covenants would be inadequate, and in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security, is entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available, without the necessity of showing actual monetary damages. In the event of a violation or breach by Employee of any of the Restrictive Covenants, Employee’s right to receive any Severance Payments will immediately cease and be forfeited, and any previously paid Severance Payments under the Plan, will promptly upon demand therefore, be repaid by Employee to the Company.

6. Third-Party Beneficiaries. Employee acknowledges and agrees that all Released Parties are third-party beneficiaries of Employee’s covenants, representations, warranties and release of claims under this Agreement and have the right to enforce this Agreement as if they were parties hereto.

7. Governing Law; Jurisdiction; Waiver of Jury Trial. The parties agree that this Agreement and the rights and obligations hereunder shall be exclusively governed by, and construed in accordance with, the laws of the state of Texas regardless of any principles of conflicts of laws or choice of laws of any jurisdiction. The parties agree that any action between Employee and the Company Group shall be resolved exclusively in a federal or state court in Houston, Texas, and the Company and Employee hereby consent to such jurisdiction and waive any objection to the jurisdiction of any such court. As a specifically bargained for inducement for each of the parties to enter into this Agreement, Employee and the Company (after having the opportunity to consult with counsel) hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement.

8. No Admission of Wrongdoing. Employee agrees that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by any Released Parties of any improper or unlawful conduct.

9. Severability; Successors. The provisions of this Agreement are deemed severable. The invalidity or unenforceability of any provision of this Agreement (or any portion thereof) in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement (or any portion thereof) in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder are enforceable to the fullest extent permitted by applicable law. This Agreement will inure to the benefit of and may be enforced by any successor to all or substantially all of the business and/or assets of the Company.

10. Effectiveness; Execution. Employee acknowledges that this Agreement will only become effective upon (i) Employee’s timely execution of this Agreement within forty-five (45) days following receipt of this Agreement and (ii) Employee’s non-revocation of this Agreement in the seven (7) days following Employee’s execution of this Agreement in accordance the terms herein. Provided that Employee timely executes and does not revoke Employee’s execution of this Agreement within the time periods described below, the “Effective Date” shall occur on the eighth (8th) calendar day after the date on which Employee initially signs it in accordance with terms below.

11. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. A faxed, PDF or electronic signature shall operate the same as an original signature.

BY EXECUTING THIS AGREEMENT, EMPLOYEE REPRESENTS AND AGREES THAT:

(a) EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT;

(b) EMPLOYEE UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOWS THAT EMPLOYEE IS GIVING UP IMPORTANT RIGHTS, INCLUDING, WITHOUT LIMITATION, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 (EACH, AS AMENDED);

(c) EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT AND EMPLOYEE HAS DONE SO, OR, AFTER CAREFUL READING AND CONSIDERATION, EMPLOYEE HAS CHOSEN NOT TO DO SO ON EMPLOYEE’S OWN VOLITION;

(d) PRIOR TO EXECUTING THIS AGREEMENT, EMPLOYEE HAS HAD AT LEAST FORTY-FIVE (45) DAYS FROM THE DATE OF EMPLOYEE’S RECEIPT OF THIS AGREEMENT TO CONSIDER IT;

(e) ANY CHANGES MADE SINCE EMPLOYEE’S RECEIPT OF THIS AGREEMENT ARE NOT MATERIAL OR WERE MADE AT EMPLOYEE’S REQUEST AND WILL NOT RESTART THE REQUIRED FORTY-FIVE (45)-DAY PERIOD;

(f) EMPLOYEE UNDERSTANDS THAT EMPLOYEE HAS SEVEN (7) DAYS AFTER THE EXECUTION OF THIS AGREEMENT (SUCH SEVEN (7)-DAY PERIOD, THE “RELEASE REVOCATION PERIOD”) TO REVOKE IT (To be effective, such revocation must be in writing AND EMAILED TO [____]@[____] before 11:59 p.m., Central time, on the last day of the Release Revocation Period), AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE RELEASE REVOCATION PERIOD HAS EXPIRED;

(g) EMPLOYEE HAS EXECUTED THIS AGREEMENT KNOWINGLY, FREELY AND VOLUNTARILY (A) IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION TO WHICH EMPLOYEE WOULD NOT BE ENTITLED IN THE ABSENCE OF EXECUTING AND NOT REVOKING THIS AGREEMENT AND (B) WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE EMPLOYEE WITH RESPECT TO IT; AND

(h) EMPLOYEE AGREES THAT THE PROVISIONS OF THIS AGREEMENT MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EMPLOYEE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the below-indicated date(s).

[HMH HOLDING B.V.] [HMH HOLDING INC.]

(Signature)	Date

Name:

Title:

EMPLOYEE

(Signature)	Date

[Signature Page to Separation Agreement and Release]

ANNEX 1

RESTRICTIVE COVENANTS

1. Restrictive Covenants. As a condition to Employee’s eligibility to receive the Severance Payments, Employee hereby covenants and agrees to the following:

(a) Confidential Information. Employee acknowledges that Employee had access to the Confidential Information of the Company Group due to the duties of Employee’s position and participation in the leadership and management of the Company Group. Following the Termination Date, Employee will not, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party, any Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean, but shall not be limited to: (1) any technical or non-technical data, techniques, drawings, designs, processes, procedures, improvements, methods, treatments, specifications, new products, products in development, inventions, models, manuals, innovation, know-how, financial data, lists of actual or potential customers or suppliers of the Company Group; (2) any information regarding the Company Group’s marketing, sales or dealer network, business development or merger, acquisition, or divestiture plans; and (3) personal identifying information received through Employee’s job duties about other employees or customers, such as employees’ and customers’ social security numbers, credit card information, bank account information, PIN numbers, or personal health information, and (4) all other confidential proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company Group, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, partners and/or competitors. The foregoing will not apply to information that (i) was known to the public before its legitimate and lawful disclosure to Employee; or (ii) Employee is required to disclose by applicable law, regulation or legal process, provided that Employee provides the Company with prior notice of the contemplated disclosure and cooperates with the Company in seeking a protective order or other appropriate protection of such information.

(b) Protected Activities.

(i) 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the parties to this Agreement have the right to disclose in confidence trade secrets to Government Agencies, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

(ii) Notwithstanding anything to the contrary contained herein, no provision of this Agreement will be interpreted so as to impede Employee (or any other individual) from (A) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (B) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any Government Agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, (C) engaging in activity protected by Section 7 of the National Labor Relations Act, (D) accepting any Securities and Exchange Commission awards, or (E) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or policy of the Company Group prohibits or restricts Employee from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures, and Employee will not be required to notify the Company that such reports or disclosures have been made.

(c) Non-Competition. Employee acknowledges that (i) Employee performs services of a unique nature for the Company Group that are irreplaceable and that Employee’s performance of such services to a competing business will result in irreparable harm to the Company Group; (ii) Employee has had and will continue to have access to Confidential Information, which, if disclosed, would unfairly and inappropriately assist in competition against the Company Group; (iii) in the course of employment by a competitor, Employee would inevitably use or disclose such Confidential Information; (iv) the Company Group has substantial relationships with their customers and Employee has had and will continue to have access to these customers; (v) Employee has received and will receive specialized training from the Company Group; and (vi) Employee has generated goodwill for the Company Group in the course of employment. Accordingly, Employee hereby agrees that for a period of twelve (12) months after the Termination Date (the “Post-Employment Restrictive Period”), Employee shall not, directly or indirectly, as an individual, partner, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, lender of money or in any other relation or capacity whatsoever, on his/her own behalf or in combination with others (other than on behalf of the Company Group and its successors and assignees during Employee’s employment): (1) engage in any activity or perform any services that contribute to any research, discovery, development, manufacture, importation, marketing, promotion, or sale of one or more Competing Products, to the extent Employee engaged in the same or similar activities and/or performed the same or similar services for or on behalf of the Company Group; or (2) engage in any activity during the performance of which Confidential Information is likely to be used or disclosed. Notwithstanding the foregoing, the restrictions in this Section 1(c) of Annex 1 shall only restrict Employee’s activities during the Post-Employment Restrictive Period within the Territory. For purposes of this Section 1 of Annex 1, “Territory” means any country, city, county and other locale in which Employee had responsibilities, client contact, provided any services or products or had access to Confidential Information during the two (2) years preceding the Termination Date. For purposes of this Section 1 of Annex 1, “Competing Products” means any Company Group product, process, or service (in each case, whether in existence or under development) that has the same or similar purpose or use as, or improves upon or competes with, in each case, a product, process, or service researched, discovered, developed, manufactured, imported, marketed, sold, or offered for sale by any member of the Company Group, during Employee’s employment with the Company Group if Employee worked on and/or received Confidential Information about such product, process, or service during his/her employment with the Company Group (which products, processes and services include, but are not limited to, the provision of equipment, services and technologies used in the drilling, completion and production of wells for the production of oil and natural gas, including, without limitation, lift equipment and digital technologies). Nothing in this Section 1(c) of Annex 1 shall prevent Employee from being a passive owner of not more than two percent (2%) of the issued and outstanding securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934.

(d) Non-Solicitation of Customers. During the Post-Employment Restrictive Period, Employee shall not, directly or indirectly, as an individual, partner, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, lender of money or in any other relation or capacity whatsoever, on Employee’s own behalf or in combination with any other person, firm corporation or other entity, (i) promote or market any Competing Products to any Customer, or (ii) solicit any Customer for the purpose of selling any Competing Products. For purposes of this Section 1 of Annex 1, “Customer” means (x) any clients or customers with whom Employee had direct contact or business dealings or indirect contact or business dealings (through the supervision of other employees) during Employee’s employment with Company Group or, if required by law in the jurisdiction in which Employee resides, during the twelve (12) months prior to Employee’s Termination Date, or (y) any client or customers about whom Employee learned Confidential Information as a result of Employee’s employment with the Company Group.

(e) Non-Solicitation of Employees. During the Post-Employment Restrictive Period, Employee shall not, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, solicit or encourage any employee of the Company Group, to leave the employ of the Company Group, or to accept employment with any other person or entity.

(f) Return of Company Property. Employee has returned to the Company Group all Confidential Information and all Company Group property. Company Group property may include, but is not limited to, manuals of any sort and kind, cost information, keys, access cards, credit cards, phone cards, computers, laptops, cell phones, smart phones, computer programs, computer discs, computer lists, databases, product lists, price lists, records of all sorts, data samples, models, programs, handbooks, lists of customers, lists of suppliers, financial data, contracts, and any other writings or compilation of information relating in any manner to the operation of Released Parties, including all copies (photocopies, handwritten copies, electronic copies or otherwise) of such documents or writings. Employee’s compliance with this Section 1(f) of Annex 1 may require that Employee remove and/or delete any data or information that is Company Group property from any personal computer, smart phone or cell phone. Employee has provided the Company Group with any passwords or access codes needed to access any Company Group computer, smart phone or cell phone that was in Employee’s possession or control during Employee’s employment.

(g) Reasonableness of Covenants. By executing this Agreement, Employee gives the Company assurance that Employee has carefully read and considered all of the terms of this Agreement, including the restraints imposed under this Section 1 of Annex 1. Employee agrees that these restraints are necessary for the reasonable and proper protection of the Company Group and their Confidential Information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent Employee from obtaining other suitable employment during the period in which Employee is bound by the restraints. Employee acknowledges that each of these covenants has a unique, substantial and immeasurable value to the Company Group and that Employee has sufficient assets and skills to provide a livelihood while such covenants remain in force. Employee further agrees that Employee will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 1 of Annex 1, and that Employee will reimburse the Company Group for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Section 1 of Annex 1 due to Employee’s breach of any of the covenants set forth in this Section 1 of Annex 1. It is also agreed that each member of the Company Group will have the right to enforce all of Employee’s obligations to that applicable member under this Agreement, including, without limitation, pursuant to this Section 1 of Annex 1.

(h) Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 1 of Annex 1 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

(i) Tolling. Unless otherwise prohibited by law in the jurisdiction in which Employee resides, in the event of any violation of the provisions of this Section 1 of Annex 1, Employee agrees that the post-termination restrictions contained in this Section 1 of Annex 1 will be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the Post-Employment Restrictive Period will be tolled during any period of such violation.

2. Cooperation. Employee agrees that following Employee’s execution of this Agreement, at the Company’s request, Employee shall assist and advise the Company in any investigation that may be performed by or on behalf of the Company or any Government Agency and any litigation or other legal proceeding in which the Company may be or become involved. Such assistance shall include Employee making Employee reasonably available for interviews by the Company or its counsel, depositions, and/or court appearances, at the Company’s request. This provision is intended to supplement, but not replace, any and all other cooperation provisions to which Employee is subject. Employee further agrees that, to the extent permitted by law, Employee will notify the Company promptly in the event that Employee is served with a subpoena (other than a subpoena issued by a government agency) or in the event that Employee is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company. Upon presentation of appropriate documentation, the Company will pay or reimburse Employee for all reasonable and necessary out-of-pocket business expenses incurred by Employee in complying with this Section 2 of Annex 1.